EXHIBIT 4.1
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                                                                  EXECUTION COPY


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT
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      This Amendment No. 1 (the "Amendment") to the Rights Agreement (the
"Rights Agreement"), dated as of November 19, 1997, by and between Friendly Ice Cream Corporation, a Massachusetts corporation (the "Company"), and The Bank of New York ("BONY"), is entered into as of June 17, 2007, by and between the Company and BONY.

      WHEREAS, pursuant to Section 27 of the Rights Agreement, under circumstances set forth therein, (i) the Company may supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing Common Shares of the Company, and (ii) upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of Section 27 of the Rights Agreement, the Rights Agent shall execute such supplement or amendment; and

      WHEREAS, the Company desires to amend the Rights Agreement as set forth herein and to direct the Rights Agent to execute this Amendment.

      NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

      Section 1. Amendment of Rights Agreement. The Rights Agreement is hereby amended as follows:

            (a) Section 1 of the Rights Agreement is hereby amended by inserting the following subsections at the end of such Section 1:

                  "(z) "Merger" shall have the meaning set forth in the Merger Agreement.

                  (aa) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of June 17, 2007, by and among the Company, Freeze Operations Holding Corp., a Delaware corporation ("Parent"), and Freeze Operations, Inc., a Massachusetts corporation ("Merger Sub"), as it may be amended from time to time.

                  (bb) "Stockholders Agreements" shall mean collectively (i) Stockholders Agreement, dated as of June 17, 2007, by and between Parent and S. Prestley Blake, (ii) Stockholders Agreement, dated as of June 17, 2007, by and between Parent and Donald N. Smith, (iii) Stockholders Agreement, dated as of June 17, 2007, by and between Parent and Kevin Douglas, (iv) Stockholders Agreement, dated as of June 17, 2007, by and among Parent, The Lion Fund L.P., Biglari Capital Corp., Sardar Biglari, Western Sizzlin Corp. and Philip L. Cooley and
                  (v) Stockholders Agreement, dated as of June 17, 2007, by and between Parent and James E. Vinick.



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            (b)   Section 1(a) of the Rights Agreement is hereby amended by
      inserting the following sentences at the end of such Section 1(a):

                  Notwithstanding anything in this Section 1(a) to the contrary, neither Parent, Merger Sub nor any of their respective Affiliates or Associates (each as defined in the Merger Agreement) (collectively, the "Parent Group") shall be, or shall be deemed to be, an Acquiring Person by virtue of or as a result of (A) the execution and delivery of the Merger Agreement, the Stockholders Agreements or any agreements, arrangements or understandings entered into by the Parent Group contemplated by the Merger Agreement or the Stockholders Agreements; (B) the announcement of the Merger Agreement, the Stockholders Agreements or the Merger; (C) the consummation of the Merger; or (D) the consummation of the other transactions contemplated by the Merger Agreement or the Stockholders Agreements. Each event described in subclauses (A), (B), (C) and (D) is referred to herein as an "Exempted Transaction."

            (c) Section 1(c) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(c):

                  "Notwithstanding anything in this Section 1(c) to the contrary, the Parent Group shall not be deemed to be a Beneficial Owner of, or to beneficially own, any securities solely by virtue of or as a result of any Exempted Transaction."

            (d) Section 1(h) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(h):

                  "Notwithstanding anything in this Section 1(h) to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction."

            (e) Section 1(j) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "(j) "Expiration Date" shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24 hereof and (iv) immediately prior to the Effective Time (as defined in the Merger Agreement), but only if such Effective Time shall occur."

            (f) Section 1(u) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(u):



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                  "Notwithstanding anything in this Section 1(u) to the
                  contrary, a Share Acquisition Date shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction."

            (g) Section 1(y) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(y):

                  "Notwithstanding anything in this Section 1(y) to the contrary, a Triggering Event shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction."

            (h) The Rights Agreement is hereby amended by adding a new Section 35 to the end of the Rights Agreement, which new Section 35 shall read in its entirety as follows:

                  "Section 35. TERMINATION. On the earlier of (i) the Final Expiration Date and (ii) immediately prior to the Effective Time, but only if such Effective Time shall occur, (a) the Rights Agreement shall be terminated and be without any further force or effect, (b) none of the parties to the Rights Agreement will have any rights, obligations or liabilities thereunder and (c) the holders of the Rights shall not be entitled to any benefits, rights or other interests under the Rights Agreement, including, without limitation, the right to purchase or otherwise acquire Preferred Shares or any other securities of the Company. Notwithstanding the foregoing,
                  Section 18 hereof shall survive the termination of the Rights Agreement. The Company will notify in writing the Rights Agent of the Effective Time. The Rights Agent will not be deemed to have knowledge of the Effective Time unless and until it has received such written notice."

      Section 2. Direction to Rights Agent. The Company hereby directs BONY, in its capacity as Rights Agent and in accordance with the terms of Section 27 of the Rights Agreement, to execute this Amendment.

      Section 3. Certification of Appropriate Officer. The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company to the Rights Agent that (a) he is an `officer' of the Company as such term is used in Section 27 of the Rights Agreement, and (b) this Amendment is in compliance with Section 27 of the Rights Agreement.

      Section 4. Effectiveness and Continued Effectiveness. In accordance with the resolutions adopted by the Company's Board of Directors, the amendments to the Rights Agreement set forth in Section 1 above are effective as of the time at which such resolutions were adopted. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified in Section 1 above, the Rights Agreement, as previously amended to the date hereof, shall be unaffected by this Amendment and remain in full force and effect in accordance with its terms.



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      Section 5.  Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

      Section 6. Defined Terms. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used but not defined herein shall have the meanings assigned to them in the Rights Agreement.

      Section 7. Governing Law. This Amendment shall be deemed to be a contract made under the internal substantive laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth; provided, however, that the duties, rights and responsibilities of the Rights Agent shall be governed by the laws of the State of New York.



























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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.


                              FRIENDLY ICE CREAM CORORATION


                              By:  /s/  Paul V. Hoagland
                                 ---------------------------------
                              Name:   Paul V. Hoagland
                              Title:  Executive Vice President and Chief
                                      Financial Officer




                              THE BANK OF NEW YORK


                              By:   /s/  Stephen Jones
                                  --------------------------------
                              Name:   Stephen Jones
                              Title:  Asst. Vice President






















                           Counterpart Signature Page
                       Amendment No. 1 to Rights Agreement

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